EXHIBIT 99.1

PLS CPA, A PROFESSIONAL CORP. t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979 t E-MAIL changgpark@gmail.comt

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
RegalWorks Media, Inc.

We have audited the accompanying balance sheets of RegalWorks Media, Inc. (A Development Stage “Company”) as of June 30, 2013, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from March 21, 2013 (inception) to June 30, 2013. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RegalWorks Media, Inc. as of June 30, 2013, and the result of its operations and its cash flows for the period from March 21, 2013 (inception) to June 30, 2013 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note __ to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  PLS CPA
____________________
  PLS CPA, A Professional Corp.

September 30, 2013
San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

REGALWORKS MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET AS OF JUNE 30, 2013

Assets
Current Assets
Cash	$21,381
Other receivable	-
Total Current Assets	21,381
Other Assets	50,000
Total Assets	$71,381
Liabilities and Shareholders’ Equity(Deficit)
Current Liabilities
Accrued compensation – officer and consultants	$82,862
Interest payable	6,279
Convertible notes payable	130,000
Total Current Liabilities	219,141
Total Liabilities	219,141
Common stock, par value $0.001, 11,200 shares authorized, issued and outstanding	11
Additional paid in capital	33,089
Deficit accumulated during development stage	(180,860)
Total Stockholders' Equity (Deficit)	(147,760)
Total Liabilities and Stockholders’ Equity (Deficit)	$71,381

The accompanying notes are an integral part of these statements

REGALWORKS MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2013 AND FOR THE PERIOD MARCH 21, 2013 (DATE OF INCEPTION) THROUGH JUNE 30, 2013

	THREE MONTHS	FROM INCEPTION
Revenue	$-	$-
Cost of goods sold	-	-
Gross profit	-	-
Operating expense
Officer compensation	65,000	110,000
Consulting expense	-	33,100
Legal costs and expenses	22,000	22,000
Other costs and expenses	9,481	9,481
Operating expenses	96,481	174,581
(Loss) from operations	(96,481)	(174,581)
Other income/expense
Interest expense	6,279	6,279
Interest income	-	-
Total other income	(6,279)	(6,279)
Net income/(Loss) before taxes	(102,760)	(180,860)
Income taxes	-	-
Net income/(Loss)	$(102,760)	$(180,860)
Basic loss per share	$(9.18)	$(16.53)
Weighted average per common share	11,200	10,940

The accompanying notes are an integral part of these statements

REGALWORKS MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS EQUITY(DEFICIT) FOR THE PERIODD MARCH 21, 2013 (DATE OF INCEPTION) THROUGH JUNE 30, 2013

	COMMON STOCK SHARES	COMMON STOCK AMOUNT	ADDITIONAL PAID IN CAPITAL	DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	TOTAL
Balance, March 21, 2013 (inception)	-	$-	$-	$-	$-
Shares issued in exchange of intangible assets and liabilities (Topic 5G) (March 21, 2013)	4,580	5	(5)	-	-
Shares issued as payment for services performed	6,620	6	33,094	-	33,100
Net loss for the period from March 21, 2013 (inception) through June 30, 2013	-	-	-	(180,860)	(180,860)
Balance, June 30, 2013	11,200	$11	$33,098	$(180,860)	$(147,760)

The accompanying notes are an integral part of these statements

REGALWORKS MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS FOR THE PERIOD MARCH 21, 2013 (DATE OF INCEPTION) THROUGH JUNE 30, 2013

FROM INCEPTION
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(180,860)
Common stock issued for services	33,100
Changes in Operating Assets & Liabilities
Increase/(Decrease) in Accrued compensation – officer and consultants	82,862
Increase/(Decrease) in Interest payable	6,279
Net Cash Provided (Used in) by Operating Activities	(58,619)
CASH FLOWS FROM INVESTING ACTIVITIES	-
(Increase)/Decrease in Other assets	(50,000)
Net Cash Provided (Used in) by Investing Activities	(50,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Notes payable	130,000
Proceeds from the sale of common stock	-
Net Cash Provided by Financing Activities	130,000
Net Increase/(Decrease) in Cash	21,381
Cash, Beginning of Period	-
Cash, End of Period	$21,381
Supplemental Information:
Interest Paid	$-
Income Taxes Paid	$-
The accompanying notes are an integral part of these statements

REGALWORKS MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013

1.	General Organization and Business

RegalWorks Media, Inc. (RWI or the Company) was incorporated in the state of Nevada on March 21, 2013. The Company is an early stage independent film studio led by a highly regarded team of media and business executives. The Company will offer production quality worthy of wide theatrical release, making a substantive contribution to the landscape of family films with compelling, inspirational stories geared towards broad family audiences, leading producers and directors to produce buzz-worthy family films with memorable story lines and characters.

On May 7, 2013 RWI entered into an agreement to sell all of its outstanding shares to AmerElite Solutions, Inc. a publicly traded Nevada corporation (AmerElite) along with a change in control of its management team and board of directors. On July 15, 2013 AmerElite completed its reorganization with RWI and the RWI management team and board of directors assumed those roles with AmerElite. In accordance with the terms of the reorganization agreement, RWI (the operating entity) became a wholly owned subsidiary of AmerElite, which then changed its name to RegalWorks Media, Inc. The financial statements and other information included herein precede the effective date of the reorganization. As a consequence, the information presented includes separately the financial statements for RegalWorks Media, Inc. as of June 30, 2013.

2.	Summary of Significant Accounting Policies

Principles of and Basis of Presentation - The Company’s business is comprised of certain business assets contributed by majority shareholder and chief executive officer, Dane B. West, along with RegalWorks Media, LLC (the LLC), managing partner of the LLC in exchange for certain shares of the Company. These assets have a cost basis of $0, the transferors cost basis in accordance with SEC Regulation S-X, Staff Accounting Bulletins, Topic 5-G, “Transfers of Nonmonetary Assets by Promoters or Shareholders” (Topic 5-G). Topic 5-G requires that assets purchased in exchange for stock in whole or part from a shareholder should be recorded at the shareholder's historical cost basis. Historical cost basis is $0
These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP).

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Ultimate realization of assets and settlement of liabilities in the future could materially differ from those estimates. Significant estimates include the realization of receivables, the method of depreciation and useful lives assigned to fixed assets, and the revenue to be recognized from services performed.

Cash and cash equivalents – Cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase. Cash at the end of each period reflects amounts on deposit with banking facilities.

Property and Equipment - Fixed assets, stated at cost, are depreciated on the straight-line method for financial statement reporting purposes, over the estimated useful lives of the assets, which range from seven to ten years. Leasehold improvement costs are depreciated over the shorter of the lease term or their useful life. Repairs and maintenance costs are expensed as incurred. Betterments or renewals are capitalized when they occur.

Long-Lived Assets – The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets is less than the assets’ carrying amount. The Company measures the amount of such impairment by comparing the assets' carrying value to the assets' present value of the expected future discounted cash flows. Impairment charges, if any, are recorded in the period realized.

Fair Value of Financial Instruments - The carrying amounts of financial instruments including cash, accounts receivable, accrued liabilities and debt approximate fair value based on their short maturities or, for debt, based on borrowing rates currently available to the Company for loans with similar terms and maturities.

Fair Value of Financial Assets and Liabilities - Fair value is defined under U.S. GAAP as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. U.S. GAAP establishes a fair value hierarchy requiring an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

REGALWORKS MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013

2.	Summary of Significant Accounting Policies - continued

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Revenues - The Company recognizes revenue when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;

●	Delivery has occurred or services have been rendered;

●	The fee for the arrangement is fixed or determinable; and

●	Collectability is reasonably assured.

The Company’s revenue will be comprised of contractual agreements that are subject multiple deliverable in the media/film entertainment industry.

The Company’s revenues may be subject to some seasonal fluctuation. The Company operates in an industry where many of its clients or customers will be subject to seasonal as well global market fluctuations. As such, monthly revenues during the periods of non-holiday months may be lower than the remainder of the year.

Earnings (Loss) per Share - Basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year or period presented. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year or period presented. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Income Taxes - Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal or state income taxes.

3.             Related Party Transactions

On March 21, 2013, the Company assumed various liabilities and contractual obligations from the LLC as part of its capital contribution in the formation of the Company. Obligations assumed by the Company, include employment services provided by Mr. West in his capacity as an executive for $15,000 per month pursuant to an employment agreement. As of June 30, 2013 the Company owed approximately $63,000 in past due compensation to Mr. West. The Company recognized $90,000 in compensation for the period March 21, 2013 (date of inception) through June 30, 2013. As part of its initial capital contribution by the LLC the Company assumed $45,000 in past due compensation. Mr. West is the managing member of RegalWorks Media, LLC. Mr. West is the beneficial owner of 3,835 shares of common stock acquired from the Company (see Footnote 6 - Shareholder’s Equity).

On June 10, 2013 the Company entered into an Interim Services Agreement (ISA) with Kenneth Herfurth. Mr. Herfurth is a shareholder in the initial formation of the Company as well as a note holder (see Footnote 5 - Notes Payable and Original Issue Discount). Mr. Herfurth’s ownership along with the beneficial conversion feature of his note payable denotes Mr. Herfurth as a related party requiring disclosure. Mr. Herfurth received 1,000 shares of common stock of the Company as a founder in exchange for services valued at $5,000. The ISA provides for services from Mr. Herfurth of 90 days in length. Under the ISA the Company shall pay a total of $30,000 in cash and/or S-8 stock of the Company to Mr. Herfurth as soon as reasonably possible. As of this date the Company has not issued any S-8 stock and recognized approximately $6,700 in compensation expense to Mr. Herfurth for services provided from June 10, 2013 through June 30, 2013. In addition the Company recognized interest expense of $1,725 from Mr. Herfurth’s $60,000 note payable.

On June 10, 2013 the Company entered into an ISA with Bruce Johnson. Mr. Johnson is a shareholder in the initial formation of the Company. Mr. Johnson’s ownership denotes Mr. Johnson as a related party requiring disclosure. Mr. Johnson received 1,000 shares of common stock of the Company as a founder in exchange for services valued at $5,000. Mr. Johnson’s ISA provides for 90 days of service as Consultant, Development and Production. Under the ISA the Company shall pay a total of $30,000 in cash and/or S-8 stock of the Company to Mr. Johnson as soon as reasonably possible. As of this date the Company has not issued any S-8 stock and recognized approximately $6,700 in compensation expense to Mr. Johnson for services provided from June 10, 2013 through June 30, 2013.

REGALWORKS MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013

4.             Other Assets

The Company advanced monies to AmerElite pursuant to a non-binding Letter of Intent, its extension payments along with an increase to its escrow requirements under the Stock Purchase and Reorganization Agreement filed with the Securities and Exchange Commission on May 14, 2013. Cash payments totaling $50,000 along with the assumption of certain liabilities of AmerElite will be recognized as an offset to additional paid in capital of the Company and eliminated upon consummation of a transaction between AmerElite and the Company.

At June 30, 2013, Company’s other assets consisted of the following:
June 30, 2013

Extension payments to AmerElite	$15,000
Payments made to AmerElite escrow agent	35,000

Total other assets	$50,000

5.             Convertible Notes Payable

Convertible notes payable consist of the following:
June 30, 2013

Note payable to an individual, shareholder of the Company – related party, interest at 9.46% per annum, no monthly payments, matures on April 1, 2014, convertible into common stock upon completion of a proposed reverse acquisition of a publicly traded company at a price of $0.50 per share (see notes 8 –Subsequent Events and 9 – Sale of Business)	$60,000

Note payable to an individual, original issue discount of 50%, interest accrual of $3,333.33 per month, no monthly payments, matures on December 31, 2013, convertible into common stock upon completion of a proposed reverse acquisition of a publicly traded company at a price of $0.25 per share, collateralized (pari passu basis with other OID note holders) by Mr. West’s equity ownership in the case of default along with a default conversion price per share reduction to $0.01(see notes 8 –Subsequent Events and 9 – Sale of Business)	20,000

Note payable to an individual, original issue discount of 50%, interest accrual of $8,333.33 per month, no monthly payments, matures on December 31, 2013, convertible into common stock upon completion of a proposed reverse acquisition of a publicly traded company at a price of $0.25 per share, collateralized (pari passu basis with other OID note holders) by Mr. West’s equity ownership in the case of default along with a default conversion price per share reduction to $0.01 (see notes 8 –Subsequent Events and 9 – Sale of Business)	50,000

Total notes payable and original issue discount	$130,000

Management’s Plan on Financing

As of June 30, 2013 management is actively seeking working capital financing as well as the restructuring or payment of its note payable and original issue discount notes payable. Management discussed the likelihood of repayment with each holder. Management’s intent is to solicit the conversion of each debt instrument into equity pending the Stock Purchase and Reorganization Agreement (see Note 8 – Subsequent Events).

6.             Shareholders’ Equity

The Company is authorized to issue 11,200 shares of common stock. Par value for the Company’s common stock is $0.001. The Company does not have any other class of equity.

The Company originally issued 4,580 shares of its common stock to its incorporator, chief executive officer and president for various intangible assets, liabilities and contractual obligations received through an asset purchase agreement with RegalWorks Media, LLC. Mr. West is the beneficial owner and control person for RegalWorks Media, LLC. Pursuant to Topic 5-G the Company recorded these assets at the transferor’s basis, which is $0. Following its formation, the Company issued 6,620 shares of common stock to 19 individuals and business entities for consulting services. The Company recognized $33,100 in consulting expense for the issuance of the shares.

At June 30, 2013, there are 11,200 shares of common stock issued and outstanding. At June 30, 2013, all authorized shares were issued and outstanding. The Company has no additional capital to issue upon the conversion of the notes payable if the proposed reverse acquisition with a publicly traded company does not occur.

REGALWORKS MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013

7.             Embedded Derivatives – Financial Instruments

Since inception (March 21, 2013) the Company entered into several financial instruments, which consist of notes payable, containing various conversion features. Generally the financial instruments are convertible into shares of the Company’s common stock; at prices that are either marked to the volume weighted average price of the Company’s intended publicly traded stock or a static price determinative from the financial instrument agreements. These prices may be at a significant discount to market determined by the volume weighted average price once the Company completes its reverse acquisition with the intended publicly traded company. The Company for all intent and purposes considers this discount to be fair market value as would be determined in an arm’s length transaction with a willing buyer.

The Company accounts for the fair value of the conversion feature in accordance with ASC 815-15, Derivatives and Hedging; Embedded Derivatives, which requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt and original issue discount notes payable. The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component of results of operations. The Company valued the embedded derivatives using the Black-Scholes pricing model. The fair value of the conversion feature is zero or near $0. The Company has not recorded any expense associated with the embedded derivative at June 30, 2013.

8.             Subsequent Events

Subsequent to June 30, 2013, the Company entered into several Original Issue Discount (OID) (see Footnote 5 - Notes Payable and Original Issue Discount) notes payable with various individuals and business entities. The Company entered into OID’s totaling $172,740 from July 1, 2013 through August 13, 2013. Of this amount $115,000 was recognized through the assumption of various payables due and owing by AmerElite. As part of the Stock Purchase and Reorganization Agreement (the SPA) with AmerElite the Company was required to fund an escrow to pay for various liabilities of AmerElite in order to complete the reverse acquisition. The assumption and conversion of various accounts payable, notes payable of AmerElite by the Company, along with various payments to AmerElite through escrow and extension payments of the letter of intent and amendments, the Company paid $150,000, recorded in consolidation as additional paid in capital. The remainder of OID notes payable entered into was $57,740, received in cash. $242,740 in OID notes payables have been issued to 7 investors. OID notes are discounted 50% requiring repayment of $2.00 for each $1.00 borrowed under the instruments. OID notes are collateralized (pari passu) by Mr. West’s shares. Upon default the collateralized shares shall be transferred pro-rata. Upon default OID holders may exercise the default conversion rate of $0.01 per share for principal and interest due, a change in control would occur upon default.OID note holders prior to maturity, December 31, 2013, may exercise their entire principal and interest or a portion thereof into common stock of the publicly traded company at $0.25 per share. OID note holders prior to maturity may convert into 1,941,920 shares of the proposed reverse acquisition publicly traded company, and only upon default into 48,548,000 shares of common stock of the publicly traded company, along with the collateralized shares of Mr. West.

On July 15, 2013, AmerElite Solutions, Inc. completed the acquisition of all of the issued and outstanding shares of stock of the Company. Pursuant to the terms of the SPA between AmerElite and our Company’s shareholders dated May 7, 2013, the Company became a wholly-owned subsidiary of AmerElite Solutions, Inc., which changed its name on July 3, 2013 to RegalWorks Media, Inc. The wholly-owned subsidiary (the operating entity) simultaneously changed its name to RegalWorks, Inc. Our shareholders received 1,000 shares of common stock and 500 shares of preferred stock for each share of the Company common stock held by them. AmerElite on July 3, 2013 effected a 25 for 1 reverse stock split of both its common and preferred equity, along with an increase to its authorized capital of 100,000,000 shares of common stock and 10,000,000 preferred stock. The Company’s shareholders initially own an 80% equity interest and pursuant to certain milestones shall have released from escrow preferred stock increasing that ownership to 90% of the publicly traded company (see Footnote 9- Sale of Business).

9.             Sale of Business

Pursuant to the SPA, between AmerElite Solutions, Inc. and the Company and its shareholders, AmerElite acquired all of the issued and outstanding shares of the RWI in exchange for an initial 80% of the issued and outstanding shares of AmerElite at closing, with our shareholders having the ability to receive additional shares issued and placed in escrow (rights to acquire additional common shares upon conversion of the escrowed preferred shares) of the publicly traded company upon achieving certain performance objectives as set out in the SPA. The SPA contained representations and warranties from both parties customary for this type of transaction.

As part of the closing, certain debts of the publicly traded company were satisfied by the issuance of an aggregate amount of 46,000,000 shares of AmerElite’s common stock. All such shares were “restricted securities” as such term is defined by the Securities Act of 1933, as amended. For purposes of the pro forma financial statements it is assumed these shares are issued and distributed. Post reverse stock split this amounts to 1,840,000 shares of common stock.

As part of the closing, the publicly traded company filed with the Nevada Secretary of State and FINRA (i) a 25-1 reverse stock split and (ii) a name change to “Regal Works Media, Inc.

As consideration for the shares of common stock of the Company and its shareholders, the publicly traded company paid to our shareholders an aggregate purchase price consisting of 11,200,000 “restricted” shares of common stock, $.001 par value and 5,600,000 shares of preferred stock, convertible into 11,200,000 shares of common stock. Reflecting the 25-1 reverse stock split the combined pro forma financial statement company had a total of 14,000,000 shares of common stock issued and outstanding, with 5,600,000 shares of preferred stock being held in escrow pursuant to milestone achievements and/or measures.

REGALWORKS MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013

9.             Sale of Business - continued

As part of the consideration paid by AmerElite to the shareholders of the Company a Series B class of preferred stock was established and 5,600,000 shares were issued. Each share of Series B preferred stock is entitled to two votes per share (the “Escrowed Preferred Shares”) and is convertible into two shares of common stock. The Escrowed Preferred Shares are to be held in Escrow until the following conditions have been met for as full payment of the shares.

(i) Based on the following provisions, the RWI shareholders shall have released certain Escrowed Preferred Shares as performance and valuation milestones are met. Set forth is structure and release of the Escrowed Preferred Shares under the agreement that qualifies as a tax-free exchange under the Code.

(ii) The publicly traded company achieves one or more of the following milestones within the first twelve (12) months from “closing,” the Company’s shareholders shall have released from Escrow one share of preferred stock (Escrowed Preferred Shares) for every four shares of common stock issued at Closing, or 2,800,000 shares, increasing the Company’s shareholder ownership in the publicly traded company from 11,200,000 shares of common stock to 16,800,000 shares of common stock.

•           The aggregate market value of the publicly traded company’s common stock is greater than or equal to $20.0 million, computed using the voting and non-voting common and preferred equity held by both affiliates and non-affiliates (‘fully diluted”) for a period of 60 consecutive trading days, determined using the fully diluted shares of the post-reorganization publicly traded company’s shares multiplied by the closing stock price for each day or the use of the volume weighted average price (“VWAP”) if the aggregate market value falls below $20.0 million for a period of 5 days or less; or
•           The publicly traded company’s share price is greater than or equal to 200% of the lower of $0.50 per share (based on a 25 for 1 reverse stock split) or the publicly traded company’s volume weighted average price for the initial 20 trading days post the ‘closing’ for a period of not less than 60 consecutive trading days; or
•           The completion of a capital raise or financing of at least $5 million.

(iii) If publicly traded company achieves one or more of the following milestones within twelve (12) months from the “closing”, the Company’s shareholders shall have released from Escrow one share of preferred stock (Escrowed publicly traded company Preferred Shares) for every four shares of common stock (or the publicly traded company Escrowed Shares) issued at Closing, or 2,800,000 shares, thereby increasing Company’s shareholder fully diluted ownership from 16,800,000 shares of common stock to 22,400,000 shares of common stock (assuming the milestones referred to above in (ii) have been achieved).

•           Aggregate market value of publicly traded company is greater than or equal to $30.0 million, computed using the voting and non-voting common and preferred equity held by both affiliates and non-affiliates (‘fully diluted”) for a period of 60 consecutive trading days, determined using the fully diluted shares of the publicly traded company multiplied by the closing stock price for each day or the use of the volume weighted average price if the aggregate market value falls below for a period of 5 days or less; or
•           The publicly traded company’s share price is greater than or equal to 300% of the lower of $0.50 per share (based on a 25 for 1 reverse stock split) or publicly traded company’s volume weighted average price for the initial 20 trading days post ‘Closing’ or completion of the Transaction for a period of not less than 60 consecutive trading days; or

•           The completion of a capital raise or financing of at least $10 million.

(iii) In the event publicly traded company does not achieve any one of the following actions set to expire 180 days from the closing an adjustment shall be made by publicly traded company to the number of shares held by the pre-reverse acquisition shareholder base as identified in paragraph (c) above - (x) the aforementioned 2,800,000 shares of common stock held by the pre-reverse acquisition shareholders collectively hold shares that have a market value that is greater than or equal to $1.4 million based upon a 20-day VWAP during that 180 days; or (xx) the post-closing publicly traded company completes a capital raise or financing of $1 million or more within 60 days from the closing date; or (xxx) the post-closing publicly traded company completes a capital raise or financing or completes an acquisition with a value more than $2 million. If neither (x), (xx) or (xxx) are achieved then publicly traded company shall compensate the pre-RWMI publicly traded company shareholders the delta between $1.4 million and the market value as determined by the 20-day VWAP of publicly traded company’s common stock 180 days from the Closing date.